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                                                                   EXHIBIT 4.C.2

                       MORTGAGE NOTE AGREEMENT AMENDMENT

                         PLUM CREEK MANUFACTURING, L.P.
                                999 Third Avenue
                           Seattle, Washington 98104

                                                              As of May 20, 1994

To each of the Purchasers
  listed on the attached
  Purchaser Schedule

Dear Purchaser:

                                    RECITALS

         WHEREAS, you, Plum Creek Manufacturing, L.P., a Delaware limited partnership (the "Company"), and Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership"), are parties to Mortgage Note Agreements dated as of May 31, 1989 and as amended to the date hereof by amendments thereto dated as of January 1, 1991, April 22, 1993 and September l, 1993 (the "Mortgage Note Agreements") pursuant to which the Company is the obligor with respect to certain 11-1/8% First Mortgage Notes due June 8, 2007 (the "Mortgage Notes");

         WHEREAS, the payment of the Mortgage Notes is guaranteed by the Partnership pursuant to Paragraph 7 of the Mortgage Note Agreements;

         WHEREAS, the Partnership purchased certain timberlands in the State of Montana ("Champion Timberlands") from Champion International Corporation;

         WHEREAS, the Partnership, in order to finance the purchase of the Champion Timberlands pursuant to the Purchase Agreement, entered into a Revolving Credit Agreement dated as of October 28, 1993 with Bank of America National Trust and Savings Association and the other lenders under to such facility ("Bank of America Revolving Credit Agreement");

         WHEREAS, the Partnership, in order to refinance a portion of the borrowings under the Bank of America Revolving Credit Agreement, proposes to enter into Senior Note Agreements with certain lenders (the "1994 Senior Note Agreements");

         WHEREAS, consummation of the foregoing transactions requires certain amendments to the Mortgage Note Agreements;
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         NOW, THEREFORE, the Company and the Partnership hereby agree with you that this Agreement shall become effective as of the date on which the 1994 Senior Note Agreements become effective (the "Effective Time") and that thereafter, all references to, and actions taken in connection with, the Mortgage Note Agreements shall incorporate this Agreement in its entirety. All capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in the Mortgage Note Agreements.

1.       AMENDMENT

         The first part of Paragraph 7J of the Mortgage Note Agreements shall be amended to read as follows:

                 7J INCORPORATED COVENANTS. The provisions of paragraphs 5 and 6 of the Senior Note Agreements as originally in effect (except as amended to and as of May 20, 1994 between the Partnership and the Senior Noteholders (collectively, the "Amendments")) and the definitions set forth or specified by reference in the Senior Note Agreement as originally in effect (except as amended by the Amendments) of terms used in such paragraphs 5 and 6 or in such definitions (herein, collectively, the Incorporated Provisions") . . .

         The last sentence of Paragraph 7J shall be amended to read as follows:

                 The Incorporated Provisions shall not be affected by any amendments, modification, waiver or termination of the Senior Note Agreements, except as amended by the Amendments, and may be amended, modified, waived or terminated only pursuant to Paragraph 12C of this Agreement.

2.       CONDITIONS TO EFFECTIVENESS

         The amendments to the Mortgage Note Agreements and the other agreements set forth herein shall become effective, subject to the fulfillment of the following conditions to your satisfaction or waiver by you thereof (as evidenced by your execution and delivery of this Agreement) on or prior to the Effective Time:

         A.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT

         The representations and warranties contained in Paragraph 3 hereof shall be true in all material respects on and as of the closing, except to the extent of changes caused by the transactions herein contemplated; and there shall exist on the date of closing no Event of Default or Default; and you shall receive a duly executed officer's certificate, dated as of the Effective Time, to both such effects.


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         B.      CERTAIN AGREEMENTS

         Each of (i) this Agreement, (ii) the 1994 Senior Note Agreements, and
(iii) the amendment to the Senior Note Agreement of even date herewith among the Partnership and the several holders of the Senior Notes (the "Senior Note Agreement Amendment") shall have been duly authorized, executed and delivered by the parties thereto (other than you) and by the Required Holders and shall be in full force and effect.

         C.      PROCEEDINGS

         All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

3.       REPRESENTATIONS AND WARRANTIES

         Each of the Company and the Partnership represents and warrants:

         A.      ORGANIZATION

         The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted, and to enter into and carry out the terms of this Agreement. The Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted, and to enter into and carry out the terms of this Agreement.

         B.      QUALIFICATION

         The Company is duly qualified or registered for transaction of business and in good standing as a foreign limited partnership in each jurisdiction in which the failure so to qualify or be registered would have a material adverse effect on the business, property or assets, condition or operations of the Company, or on the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes.

         C.      SUBSIDIARIES

         As of the Effective Time the General Partner owns a 2% general partner's interest and the Company owns a 98% limited partner's interest in Manufacturing, which interests have been duly authorized and validly issued, fully paid and non-assessable and are owned


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free and clear of any Liens.  Manufacturing has issued no warrants or options to acquire, or instruments convertible into or exchangeable for any equity interest in Manufacturing. As of the Effective Time the General Partner owns 4% of the capital stock and the Company owns 96% of the capital stock of Marketing, which capital stock has been duly authorized and validly issued, fully paid and non-assessable and are owned free and clear of any liens. Marketing has issued no warrants or options to acquire or interests convertible into or exchangeable for any equity interest in Marketing. As of the Effective Time the Company has no Subsidiaries other than Manufacturing and Marketing.
As of the Effective Time Manufacturing has no Subsidiaries.

         D.      CHANGES, ETC.

         Except as contemplated by this Agreement, since March 31, 1994, the date of the most recent consolidated financial statements of the Partnership,
(i) neither the Company nor the Partnership has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (ii) there has not been any material adverse change in the financial condition or operations of the Company or the Partnership.

         E.      ACTIONS PENDING

         There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement, or any action taken or to be taken pursuant to this Agreement, which would be reasonably likely to result in any material adverse change in the business, properties or assets, condition (financial or otherwise) or operations of the Company, or in the inability of the Company to perform its obligations under this Agreement, the Mortgage Note Agreements or the Mortgage Notes, following the effectuation of the transactions described herein.

         F.      COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

         The Company is not in violation of any provision of the Partnership Agreement or of any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority (collectively, "term"), the consequences of which violation would be reasonably likely to have a material adverse effect on its business, properties or assets, condition (financial or otherwise) or operations or on the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated


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hereby, the performance of the Mortgage Note Agreements or the Mortgage Notes,
and the execution, delivery and performance by the Company of this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(l) of the Mortgage Note Agreements; and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, properties or assets, condition or operations of the Company or the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes.

         G.      GOVERNMENTAL CONSENT

         No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement, or, after giving effect to the transactions contemplated hereby, the Mortgage Note Agreements or the Mortgage Notes other than those which have been obtained on or prior to the Effective Time.

         H.      FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations or the Panamanian Transactions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or (i) Executive Orders 12722 and 12724 (55 Fed. Reg. 31803 and 55 Fed. Reg. 33089), Blocking Iraqi Government Property and Prohibiting Transactions with Iraq, and (ii) Executive Orders 12723 and 12725 (55 Fed. Reg. 31805 and 55 Fed. Reg. 33091), Blocking Kuwaiti Government Property and Prohibiting Transactions with Kuwait.

         I.      AUTHORIZATION; ENFORCEABILITY

         This Agreement has been duly authorized by all requisite action and duly executed and delivered by authorized officers of the Company and the General Partner, and the Mortgage Note Agreements, as amended by this Agreement, are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally, and
(ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).


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         J.      DISCLOSURE

         Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the businesses, property or assets, condition (financial or otherwise) or results of operations of the Company and which has not been set forth in this Agreement, or in the other documents, certificates and statements furnished to you by or on behalf of the Company, prior to the date hereof in connection with the transactions contemplated hereby.

4.       AFFIRMATION OF GUARANTEE

         The Partnership hereby agrees that its Guarantee in respect of the Mortgage Notes, as set forth in Paragraph 7 of the Mortgage Note Agreements, shall continue in full force and effect from and after the Effective Time.

5.       EXPENSES; INDEMNIFICATION

         The Company shall, whether or not the transactions contemplated hereby are consummated, save each holder of Mortgage Notes harmless for all out-of-pocket expenses arising in connection with the execution and delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, including the reasonable fees and expenses of special counsel for the holders of Mortgage Notes. The Company shall also indemnify and save each holder of Mortgage Notes harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, any taxes, and any additional taxes imposed on any amounts payable pursuant to this Paragraph 5) which may at any time be imposed on, incurred by or asserted against any holder of Mortgage Notes in any way arising out of, relating to or resulting from this Agreement or the transactions contemplated hereby. The obligations of the Operations Partnership under this Paragraph 5 shall survive the transfer of any Mortgage Note or portion thereof or interest therein by a holder of Mortgage Notes or any transferee and the payment of any Mortgage Note.

6.       MISCELLANEOUS

         A.      CONTINUITY AND INTEGRATION OF AGREEMENTS

         The Mortgage Note Agreements, as affected by this Agreement, shall remain in full force and effect and are hereby ratified and confirmed, and the Mortgage Note Agreements and this Agreement shall be deemed to be and construed as a single agreement.


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         B.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the transfer of any Mortgage Note by a holder of Mortgage Notes. Such representations and warranties may be relied upon by any transferee of a Mortgage Note from a holder of Mortgage Notes.

         C.      SUCCESSORS AND ASSIGNS

         All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         D.      DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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         E.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE BINDING UPON THE COMPANY, THE PARTNERSHIP, THE OPERATIONS PARTNERSHIP, THE MERGER COMPANY, AND THE HOLDERS OF MORTGAGE NOTES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                          PLUM CREEK MARKETING, INC.

                                              /s/ Diane M. Irvine
                                          By: ---------------------------------
                                              Name:    Diane M. Irvine
                                              Title:   Vice President and Chief
                                                       Financial Officer

                                          PLUM CREEK MANUFACTURING, L.P.

                                          By: Plum Creek Management Company,
                                              L.P., General Partner

                                              /s/ Diane M. Irvine
                                          By: --------------------------------
                                              Name:   Diane M. Irvine
                                              Title:  Vice President and Chief
                                                      Financial Officer
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                                          PLUM CREEK TIMBER COMPANY, L.P.

                                          By: Plum Creek Management Company,
                                              L.P., General Partner

                                              /s/ Diane M. Irvine
                                          By: ------------------------------
                                              Name:   Diane M. Irvine
                                              Title:  Vice President and Chief
                                                      Financial Officer

The foregoing is accepted and agreed to:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

     /s/ Angela Brock-Kyle
By: ---------------------------------------
    Name:   Angela Brock-Kyle
    Title:  Associate Director
    Company:  Teachers Insurance and Annuity
              Association of America